March 26, 2020

Caterpillar contact:
Kate Kenny
Global Government & Corporate Affairs
Office: 224-551-4133
Mobile: 309-361-9333
Email: Kenny_Kate@cat.com

FOR IMMEDIATE RELEASE

Caterpillar Announces Updates and Response to COVID-19 and Global Business Conditions

DEERFIELD, Ill. – Caterpillar Inc. (NYSE: CAT) is providing a business update regarding the COVID-19 pandemic.
The continued spread of the COVID-19 pandemic is starting to impact Caterpillar’s supply chain, a possibility the company disclosed in its risk factors included in the company's Form 10-K filed on February 19, 2020. The company is monitoring the situation closely and supply chain teams have been executing business continuity plans, which include, but are not limited to, being alert to potential short supply situations, and, if necessary, utilizing alternative sources and/or air freight, redirecting orders to other distribution centers, and prioritizing the redistribution of the most impactful parts. Caterpillar is committed to continuing to execute these plans and will remain in close contact with its supply chain to monitor future possible implications, especially on production facilities.
At this time, Caterpillar is continuing to run the majority of its U.S. domestic operations and plans to continue operations in other parts of the world, as permitted by local authorities.

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However, due to uncertain economic conditions resulting in weaker demand, potential supply constraints and the spread of the COVID-19 pandemic and related government actions, Caterpillar is temporarily suspending operations at certain facilities. The company will continue to monitor the situation and may suspend operations at additional facilities as the situation warrants.
The magnitude of the COVID-19 pandemic, including the extent of any impact on Caterpillar’s business, financial position, results of operations or liquidity, which could be material, cannot be reasonably estimated at this time due to the rapid development and fluidity of the situation. It will be determined by the duration of the pandemic, its geographic spread, business disruptions and the overall impact on the global economy.
Caterpillar’s financial results for the first quarter and remainder of 2020 will be impacted by the above factors and the continued global economic uncertainty due to the COVID-19 pandemic. As a result, Caterpillar is withdrawing its financial outlook for 2020 provided in the press release filed as Exhibit 99.1 to its Form 8-K filed on January 31, 2020. Further updates will be provided in Caterpillar’s first-quarter earnings announcement and conference call on April 28, 2020.
Caterpillar’s financial position remains strong. On a consolidated basis, Caterpillar ended 2019 with $8.3 billion of cash and available global credit facilities of $10.5 billion.
To protect the safety, health and well-being of employees, customers, dealers, suppliers and communities, Caterpillar continues to implement several preventive measures while also meeting the needs of global customers. They include increased frequency of cleaning and disinfecting of facilities, social distancing practices, remote working when possible, restrictions on business travel, cancellation of certain events and limitations on visitor access to facilities.

About Caterpillar
Since 1925, Caterpillar Inc. has been helping our customers build a better world – making sustainable progress possible and driving positive change on every continent. With 2019 sales and revenues of $53.8 billion, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. Services offered throughout the product life cycle, cutting-edge technology and decades of product expertise set Caterpillar apart, providing exceptional value to help our customers succeed. The company principally operates through three primary segments –

Construction Industries, Resource Industries and Energy & Transportation – and provides financing and related services through its Financial Products segment. For more information, visit caterpillar.com. To connect on social media, visit caterpillar.com/social-media.

Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.

Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; and (xxvi) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.

Caterpillar Public Release                 #